SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                                ANDRX CORPORATION
                (Name of Registrant as Specified in Its Charter)



                                ANDRX CORPORATION
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                               ANDRX CORPORATION

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1997

                               ----------------

To the Shareholders of Andrx Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Andrx Corporation, a Florida corporation (the "Company"), will be held at the Fort Lauderdale Airport Hilton, 1870 Griffin Road, Dania, Florida 33004 at 10:30 A.M., on May 19, 1997 for the following purposes:

   1. To elect three directors of the Company to serve until 2000;

   2. To consider and vote upon approval of an amendment to the Company's 1993 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock issuable under the Plan to 2,000,000 shares;

   3. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1997; and

   4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on April 11, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors,

                                        SCOTT LODIN, Secretary

Fort Lauderdale, Florida
April 21, 1997

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                               ANDRX CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 19, 1997

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    TIME, DATE AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Andrx Corporation, a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual
Meeting of Shareholders of the Company to be held at 10:30 A.M., on May 19, 1997, at the Fort Lauderdale Airport Hilton, 1870 Griffin Road, Dania, Florida 33004, and at any adjournments or postponements thereof (the "Annual
Meeting") pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 21, 1997. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 4001 S.W. 47th Avenue, Suite 201, Fort Lauderdale, Florida 33314, and its telephone number is (954) 584-0300.

                         INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

   1. To elect three directors of the Company to serve until 2000;

   2. To consider and vote upon approval of an amendment to the Company's 1993 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock issuable under the Plan to 2,000,000 shares;

   3. To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1997; and

   4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 11, 1997 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 13,639,804 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the proposals to approve the amendment to the Company's plan increasing the number of shares issuable under the plan, ratify the appointment of Arthur Andersen LLP as the Company's certified independent certified public accountants for the year ending December 31, 1997 and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer ("CEO") and each of the other "Named Executive Officers" (as defined below in "Executive Compensation-Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than 5% of the outstanding Common Stock other than as set forth in the following table.

NAME AND ADDRESS OF                         NUMBER OF SHARES         PERCENT OF CLASS
BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED(2)        OUTSTANDING
-------------------                       ---------------------      ----------------
Alan P. Cohen(3)  .....................           1,828,339                  13.4%

Elliot F. Hahn, Ph.D.(4)   ............           1,591,399                  11.7%

Chih-Ming J. Chen, Ph.D.(5)   .........           1,858,814                  13.6%

Scott Lodin(6)    .....................              42,500                     *

Randy Glover(7)   .....................              25,000                     *

Elaine Bloom(8)   .....................              20,275                     *

Paul M. Donofrio(9)  ..................              21,083                     *

Irwin C. Gerson(10)  ..................              27,375                     *

Elliot Levine(11)    ..................              31,740                     *

Michael A. Schwartz, Ph.D.(12)   ......              17,375                     *

Melvin Sharoky, M.D.(13)   ............              14,080                     *

Watson Pharmaceuticals, Inc.(14)
311 Bonnie Circle
Corona, CA 91720  .....................           2,428,869                  17.8%

All directors and executive officers
 as a group (12 persons)(15)  .........           5,488,780                  40.2%

----------------

  *  Less than 1%.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 4001 S.W. 47th Avenue, Suite 201, Fort Lauderdale, Florida 33314.

 (2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock that such persons have the right to acquire a beneficial interest in within 60 days.

 (3) Includes 4,875 shares of Common Stock held jointly by Mr. Cohen and his spouse, 1,718,347 shares held in family limited partnerships, and 62,500 shares of Common Stock owned by a general partnership of which Mr. Cohen is a general partner. (4) Represents 738,895 shares of Common Stock held in trust for the benefit of Dr. Hahn, 790,004 shares of Common Stock held in trust for the benefit of Dr. Hahn's children and 62,500 shares of Common Stock owned by a general partnership, of which Dr. Hahn is a general partner.

 (5) Includes 307,693 shares held in a family limited partnership, 1,300,000 shares of Common Stock held by a limited partnership for which Dr. Chen is an officer of the corporate general partner, and 200,000 shares of Common Stock issuable upon the exercise of stock options.

 (6) Includes 37,500 shares of Common Stock issuable upon exercise of stock options.

 (7) Includes 20,000 shares of Common Stock issuable upon exercise of stock options.

 (8) Includes 17,375 shares of Common Stock issuable upon exercise of stock options.

 (9) Includes 8,250 shares of Common Stock issuable upon exercise of stock options.

(10) Includes 17,375 shares of Common Stock issuable upon exercise of stock options.

                                       3



(11) Represents (i) 10,620 shares of Common Stock held jointly with Mr. Levine's spouse; (ii) 5,620 shares of Common Stock issuable upon the exercise of warrants held jointly with Mr. Levine's spouse; and (iii) 15,500 shares of Common Stock issuable upon the exercise of stock options.

(12) Represents 17,375 shares of Common Stock issuable upon exercise of stock options.

(13) Includes 8,250 shares of Common Stock issuable upon exercise of stock options. Does not include shares of Common Stock beneficially owned by Watson, in which shares Dr. Sharoky, the President and a director of Watson, disclaims beneficial ownership.

(14) Includes 337,079 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock held by Watson.

(15) Includes the shares of Common Stock and options to purchase shares of Common Stock described in Notes (3) through (13) as well as 2,800 shares of Common Stock and 8,000 shares of Common Stock issuable upon exercise of stock options held by Angelo C. Malahias, the Company's Vice President and Chief Financial Officer.

                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors be divided into three classes. Each class of directors serves a staggered three-year term. Dr. Chih-Ming J. Chen, Irwin C. Gerson and Dr. Michael A. Schwartz hold office until the 1997 Annual Meeting. Dr. Elliot F. Hahn, Elaine Bloom and Elliot Levine hold office until the 1988 Annual Meeting and Alan P. Cohen, Paul M. Donofrio and Dr. Melvin Sharoky hold office until the 1999 Annual Meeting.

     Accordingly, at the Annual Meeting, three directors will be elected by the shareholders to serve until the Annual Meeting to be held in 2000 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the three persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

NOMINEES

     The persons nominated as directors are as follows:

                                                                                                     YEAR FIRST
NAME                                    AGE      POSITION WITH THE COMPANY                         ELECTED DIRECTOR
----                                    ---      -------------------------                         ----------------
Chih-Ming J. Chen, Ph.D.(1)   ......     45      Vice President, Chief Scientist and Director           1992
Irwin C. Gerson(2)   ...............     67      Director                                               1993
Michael A. Schwartz(2)  ............     66      Director                                               1993

----------------

(1) Member of Executive Committee
(2) Member of Compensation Committee

     DR. CHIH-MING J. CHEN has served as the Company's Vice President and Chief Scientist since November 1992. In January 1992, Dr. Chen formed his own company, ASAN Labs, Inc., which was acquired by the Company in November 1992. Dr. Chen served as the Director of Product Development at IVAX from 1988 to 1992, where he was the leader of a research team which specialized in the development of drug formulations, including several controlled-release products. After graduating with a Ph.D. degree in pharmaceutics from Ohio State University in 1981, Dr. Chen worked at Bristol-Myers and Berlex Labs.

     IRWIN C. GERSON has been the Chairman of the Lowe McAdams Healthcare division of the Interpublic Group (formerly William Douglas McAdams, Inc.), a health care marketing, communications and public relations company, since 1987. Mr. Gerson is a member of the board of trustees of academic institutions, including Long Island University, Albany College of Pharmacy and is Chairman of the Council of Overseers of the Arnold and Marie Schwartz College of Pharmacy. Mr. Gerson is also a director of Cytoclonal Pharmaceutics, Inc., a biotechnology company.

     DR. MICHAEL A. SCHWARTZ is currently Dean Emeritus and a Professor at the College of Pharmacy at the University of Florida, having served as Dean of college from April 1978 through May 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below is certain information concerning the directors who are not currently standing for election:

                                                                               YEAR FIRST          YEAR CURRENT
NAME                                AGE      POSITION WITH THE COMPANY       ELECTED DIRECTOR      TERM EXPIRES
----                                ----     -------------------------       ----------------      ------------
Alan P. Cohen(1)    ............     42      Chairman of the Board                1992                1999
                                              and Chief Executive Officer

Elliot F. Hahn, Ph.D(1)   ......     52      President and Director               1993                1998

Rep. Elaine Bloom(2)   .........     59      Director                             1993                1998

Paul M. Donofrio(2)(3)    ......     36      Director                             1995                1999

Elliot Levine(2)    ............     60      Director                             1994                1998

Melvin Sharoky, M.D.(1)   ......     46      Director                             1995                1999

----------------

(1) Member of Executive Committee.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

     ALAN P. COHEN has been Chairman of the Board and Chief Executive Officer of the Company, which he founded in August 1992. He holds several degrees from the University of Florida and is a registered pharmacist. In 1984, Mr. Cohen founded Best Generics, Inc., a generic drug distribution firm ("Best"), which was sold to IVAX in 1988. Mr. Cohen served as President of Best from April 1989 until June 1990. Alan P. Cohen and certain members of his family control Corner Drugstore, a privately-held retail drugstore chain, which also is a shareholder and customer of the Company. Corner Drugstore filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 1994.

     DR. ELLIOT F. HAHN has been President of the Company since February 1993. From June 1990 to February 1993, Dr. Hahn was employed as Vice President, Scientific Affairs of IVAX, where he was involved in the evaluation and international licensing of product opportunities and was responsible for maintaining the intellectual property of IVAX. From 1988 to 1993, Dr. Hahn also served as the Vice President of Research of Baker Norton Pharmaceuticals, a subsidiary of IVAX. Prior to that, he was an Associate Professor at The Rockefeller University from 1977 to 1988. From 1972 until 1977, Dr. Hahn was an Assistant Professor at Albert Einstein College of Medicine and a member of the Institute for Steroid Research at Montefiore Hospital in New York City. Since 1988, he has been an adjunct Associate Professor at the University of Miami School of Medicine. Dr. Hahn holds a B.S. degree from City College of New York and a Ph.D. degree in chemistry from Cornell University.

     REPRESENTATIVE ELAINE BLOOM is the former Speaker Pro-Tempore of the Florida House of Representatives, of which she has been a member from 1974 to 1978 and since 1986. She currently chairs the Joint Legislative Management Committee and serves on the Health Care, Aging and Human Services and Government Operations Committees.

     PAUL M. DONOFRIO has been a Senior Vice President, Investment Banking, at Dillon Read & Co. Inc., since January 1997 and a Vice President since December 1994, specializing in health care. Mr. Donofrio served in the same capacity with Kidder, Peabody & Co. from 1990 to 1994.

     ELLIOT LEVINE is a private investor. Mr. Levine was Executive Vice President and Chief Financial Officer of Cheyenne Software, Inc., a developer and marketer of proprietary network software products from September 1989 through November 1996. From February 1988 to September 1989, Mr. Levine was president of VTX Electronics, a distributor of electronic networking products, and, from March 1986 to February 1988, he was a Managing Director of Ladenburg, Thalmann & Co. Inc., an investment banking firm.

     DR. MELVIN SHAROKY has been the President and a director of Watson since July 1995 and the President and Chief Executive Officer of Circa since February 1993. From June 1988 to January, 1993, Dr. Sharoky was employed in various other executive capacities at Circa.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The
Nasdaq National Market. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to the fiscal year ended December 31, 1996 ("Fiscal 1996"), all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During Fiscal 1996, the Board of Directors held four formal meetings and took actions by written consent on one occasion. During Fiscal 1996, no director attended fewer than 75% of the number of meetings of the Board of Directors and each Committee of the Board of Directors held during the period such director served on the Board.

     The only standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a nominating or similar committee.

     The Audit Committee is presently comprised of Representative Elaine Bloom, Paul M. Donofrio and Elliot Levine. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee met on two occasions during Fiscal 1996.

     The Compensation Committee is presently comprised of Paul M. Donofrio, Irwin C. Gerson and Dr. Michael A. Schwartz. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Plan. The Compensation Committee met on two occasions during Fiscal 1996 and took action by written consent on one occasion. The Executive Committee is presently comprised of Alan P. Cohen, Dr. Elliot F. Hahn, Dr. Chih-Ming J. Chen and Dr. Melvin Sharoky.

     The Executive Committee consults from time to time concerning industry trends, the direction of the Company, potential collaborations, and other potential opportunities. The Executive Committee had no formal meetings during Fiscal 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following compensation table sets forth, for the fiscal year ended December 31, 1995 and Fiscal 1996, the cash and certain other compensation paid by the Company to the Company's CEO and the four most highly compensated other executive officers whose annual salary and bonus exceeded $100,000 during Fiscal 1996 (together with the CEO, collectively, the "Named Executive Officers"):

                                                                                                             LONG-TERM
                                                               ANNUAL COMPENSATION                          COMPENSATION
                                        ----------------------------------------------------------------   ---------------
                                                                                                             SECURITIES
                                                                                      OTHER ANNUAL           UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR      SALARY ($)      BONUS($)(1)      COMPENSATION($)(2)       OPTIONS(#)(3)
---------------------------             -----      ----------      -----------      ------------------   ---------------
Alan P. Cohen, Chairman                  1996        141,900              50,000          18,000(2)                 -
 of the Board and CEO                    1995        124,250                   -          10,601(2)                 -

Elliot F. Hahn, Ph.D., President         1996        141,900              45,000          19,900(2)                 -
                                         1995        124,250                   -          13,371(2)                 -

Chih-Ming J. Chen, Ph.D.                 1996        141,900              45,000          19,400(2)                 -
 Vice President and Chief Scientist      1995        124,250             108,500(3)       14,909(2)                 -

Scott Lodin, Vice President,             1996        137,500              25,000           3,500(4)             7,500
 General Counsel and Secretary           1995        111,817                   -               -               10,000

Randy Glover, Vice President             1996        107,700              37,500               -               50,000
 of Manufacturing Operations(5)

----------------

(1) Represents options to purchase Common Stock granted to the Named Executive Officer under the Plan.

(2) Represents an automobile allowance, premiums for a $1 million life insurance policy, the beneficiary of which is designated by the Named Executive Officer, certain medical expense reimbursement and the premiums for a disability policy (other than for Mr. Cohen), the beneficiary of which is designated by the Named Executive Officer.

(3) Represents compensation to Dr. Chen arising from the forgiveness of an interest-bearing loan made by the Company to Dr. Chen. See "Certain Transactions-Transactions with Dr. Chen."

(4) Represents reimbursement for medical insurance.

(5) Mr. Glover joined the Company as Vice President of Manufacturing Operations in March 1996.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company do not receive cash compensation for their services. On June 1 of each year non-employee directors of the Company are granted stock options under the Plan to purchase 7,000 shares of Common Stock. Each person who becomes a non-employee director after June 1 of any year will be granted an option on the date such person becomes a director (the
"Appointment Date") to purchase that number of shares equal to 7,000 multiplied by a fraction, the numerator of which is the number of full months between the Appointment Date and the following June 1, and the denominator of which is twelve. These options are exercisable in ten equal monthly installments (unless such director's term commences after June 1, in which case the options shall vest equally over the number of full months they serve as a director until the following June 1), beginning the first day of the month following the date of grant, provided the optionee has continuously served as a non-employee director. All options granted to employee directors are granted at fair market value on the date of the grant and expire ten years from the date of the grant. The following sets forth information with respect to options previously granted to non-employee directors under the Plan.

NAME OF OPTIONEE                     NUMBER OF SHARES      EXERCISE PRICE       EXPIRATION DATE
----------------                     ----------------      --------------      ----------------
Elaine Bloom    ..................           2,500               $ 3.00            May 12, 2003
                                             9,000               $ 6.50          August 7, 2004
                                             5,875               $12.00            May 31, 2006

Paul M. Donofrio   ...............           2,500               $11.00      November 11, 2005
                                             5,750               $12.00            May 31, 2006

Irwin C. Gerson    ...............           2,500               $ 3.00            May 12, 2003
                                             9,000               $ 6.50          August 7, 2004
                                             5,875               $12.00            May 31, 2006

Elliot Levine   ..................           2,500               $ 8.00        January 23, 2004
                                             9,000               $ 6.50          August 7, 2004
                                             4,000               $12.00            May 31, 2006

Michael A. Schwartz, Ph.D   ......           2,500               $ 3.00            May 12, 2003
                                             9,000               $ 6.50          August 7, 2004
                                             5,875               $12.00            May 31, 2006

Melvin Sharoky, M.D   ............           2,500               $11.00       November 11, 2005
                                             5,750               $12.00            May 31, 2006

INDEMNIFICATION AGREEMENTS

     The Company has entered into an indemnification agreement with each of its directors and executive officers. Each indemnification agreement provides that the Company will indemnify such person against certain liabilities (including settlements) and expenses actually and reasonably incurred by him or her in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which he or she is, or is threatened to be, made a party by reason of his or her status as a director, officer or agent of the Company, provided that such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, a director or executive officer will also be indemnified, to the extent not prohibited by applicable law, against expenses and amounts paid in settlement, and certain liabilities if so determined by a court of competent jurisdiction, actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

EMPLOYMENT AGREEMENTS

     The Company is party to an employment agreement with each of Mr. Cohen, Dr. Hahn and Dr. Chen. The employment agreements, which expire in February 1998, currently provide for a base salary determined by the Compensation Committee, which has been set at $200,000 for 1997. Under the employment agreements, Mr. Cohen, Dr. Hahn and Dr. Chen are also entitled to such bonuses and increases as may be awarded by the Board of Directors. Each agreement includes confidentiality and non-competition provisions.

     The Company is also party to an employment agreement with Angelo C. Malahias, its Vice President and Chief Financial Officer, which expires in January 2001. Mr. Malahias currently receives a base salary of $132,000 per year. The agreement includes provisions regarding confidentiality and non-solicitation.

     The Company has an agreement with Mr. Lodin which provides that in the event Mr. Lodin's employment is terminated by the Company without cause prior to December 31, 1998, Mr. Lodin will receive a lump-sum payment equal to 100% of his then annual compensation. Mr. Lodin is also party to a confidentiality agreement with the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during Fiscal 1996 to any of the Named Executive Officers.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE OF ASSUMED
                        NUMBER OF                                                                     ANNUAL RATES OF
                        SECURITIES        % OF TOTAL                                              STOCK PRICE APPRECIATION
                        UNDERLYING      OPTIONS GRANTED       EXERCISE OR                             FOR OPTION TERMS
                         OPTIONS        TO EMPLOYEES IN       BASE PRICE                          ------------------------
                        GRANTED(#)        FISCAL YEAR           ($/SH)         EXPIRATION DATE      5%(1)        10%(1)
                        -------------   ------------------   --------------   -----------------   -----------   ----------
Scott Lodin    ......       7,500                2.0%              11.00       April 3, 2006       $134,384      $213,984

Randy Glover   ......      50,000               13.2%              11.00       March 10, 2006      $737,053      $974,359

----------------

(1) Based upon the exercise price, which was equal to the fair market value on the date of grant, and annual appreciation at the rate stated on such price through the expiration date of the options. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, as well as being dependent upon the general performance of the Common Stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes.

STOCK OPTIONS HELD AT END OF FISCAL 1996

     The following table indicates the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers listed as of December 31, 1996. No options to purchase stock were exercised by any of the Named Executive Officers in Fiscal 1996.

                                         NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                          AT FISCAL YEAR-END(#)                  AT FISCAL YEAR-END
                                   ------------------------------      ------------------------------------
NAME                               EXERCISABLE      UNEXERCISABLE      EXERCISABLE(1)      UNEXERCISABLE(1)
----                               -----------      -------------      --------------      ----------------
Chih-Ming J. Chen, Ph.D.  ......       200,000                0           $1,925,000            $     0

Scott Lodin   ..................        22,500           25,000           $  184,688            $186,250

Randy Glover  ..................             0           50,000           $        0            $256,250

----------------

(1) Based on a fair market value of $16.125 per share at December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

COMPENSATION PHILOSOPHY

     The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the extensive holdings by management of Company Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.

     The Compensation Committee intends to annually review the Company's existing management compensation programs and plans (i) to meet with the chief executive officer to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and
(ii) to consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals.

EXECUTIVE OFFICER COMPENSATION

     Fiscal 1996 base salary, bonus and stock options for the Company's executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and individual performance during Fiscal 1996, compensation levels at competitive similarly situated publicly held companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance.

STOCK OPTIONS

     The Company maintains the Plan which is designed to attract and retain executive officers, directors and other employees of the Company and to reward them for delivering long-term value to the Company.

                                        Paul M. Donofrio
                                        Irwin C. Gerson
                                        Michael A. Schwartz, Ph.D.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total stockholder return on the Nasdaq Stock Market-US Index and The S&P Pharmaceutical Preparations Industry Index commencing on June 14, 1996 (the first day the Common Stock began trading on The Nasdaq National Market) and ending December 31, 1996.

                COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
          AMONG ANDRX CORPORATION, THE NASDAQ STOCK MARKET-U.S. INDEX
            AND THE S&P PHARMACEUTICAL PREPARATIONS INDUSTRY INDEX

                                  [PU GRAPH]

                          JUNE 14, 1996      DECEMBER 31, 1996
                          ----------------   -------------------
Andrx   ...............         $100               $134.42
Nasdaq Market    ......          100                102.89
Industry Index   ......          100                113.21

----------------
* Assumes that $100 was invested on June 14, 1996 in the Company's Common Stock, in The Nasdaq Stock Market Index, or The S&P Pharmaceutical Preparations Industry Index, and that all dividends are reinvested.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH DR. CHEN

     In November 1992, the Company entered into an agreement with Dr. Chih-Ming
J. Chen and ASAN Labs, Inc., his wholly-owned company ("ASAN"), pursuant to which the Company acquired equipment from ASAN and certain patent rights and "know how" owned by Dr. Chen. Dr. Chen assigned to the Company a portion of a royalty payable to him pursuant to a separate agreement in principle he had entered into with a pharmaceutical manufacturer. In consideration for the foregoing, the Company issued to Dr. Chen 1,737,450 shares of Common Stock. The terms of the transaction were determined by negotiation between Dr. Chen and the Company. ASAN's and Dr. Chen's cost for the equipment, patent rights and "know how" purchased by the Company was approximately $100,000. In
February 1993, the Company also made a non-interest bearing advance of $50,000 to Dr. Chen with no specified maturity date and at such time the agreement in principle between Dr. Chen and the pharmaceutical manufacturer was terminated. In consideration for his agreeing to terminate this agreement, the Company entered into a new royalty agreement (the "February 1993 Agreement") with Dr. Chen which provided for payment to Dr. Chen of royalties on two generic pharmaceuticals under development, the generic version of Cardizem CD- and the generic version of Seldane D-. In March 1994, the Company and Dr. Chen entered into an amendment (the "March 1994 Agreement") to the February 1993
Agreement to reduce the amount of royalties relating to these products to be paid to Dr. Chen. Under the terms of the March 1994 Agreement, Dr. Chen will receive 3.33% of the net revenues received by the Company from sales of these products, less, in the case of the generic version of Seldane D-, the Company's investment in this product. Under the terms of the March 1994 Agreement, the Company also (i) paid Dr. Chen $50,000; (ii) canceled his obligation to repay the $50,000 advance; and (iii) agreed to recommend to the Compensation Committee that Dr. Chen be paid a bonus upon each of the filing of an ANDA relating to the Company's generic version of Cardizem CD- and FDA approval of the ANDA. In August 1994, the bonus arrangement was modified to provide Dr. Chen with a $100,000 loan and to grant to Dr. Chen ten-year options under the Stock Incentive Plan to purchase 200,000 shares of Common Stock, which options are fully vested. These options were granted at an exercise price of $6.50 per share, representing the fair market value on the date of grant. In March 1996, following the filing of an ANDA relating to the Company's generic version of Dilacor XR-, the Compensation Committee of the Board of Directors agreed to forgive Dr. Chen's indebtedness to the Company.

APPROVAL OF AFFILIATED TRANSACTIONS

     No further transactions between the Company and its executive officers, directors, principal shareholders or their affiliates are contemplated. The Company has adopted a policy that any material transactions between the Company and its executive officers, directors, principal shareholders or their affiliates take place on an arms-length basis and require the approval of a majority of the independent directors of the Company.

                     AMENDMENT TO 1993 STOCK INCENTIVE PLAN

     The Board of Directors has approved, and is submitting to the shareholders for approval, an amendment to the Company's 1993 Stock Incentive Plan (the "Plan"). The proposed amendment would increase the number of shares of Common Stock issuable under the Plan from 1,250,000 to 2,000,000.

DESCRIPTION OF THE PLAN

     The Plan currently authorizes the award of up to 1,250,000 shares (subject to adjustment as provided in the Plan as adjusted for stock dividends and splits) of Common Stock in the form of stock options, stock appreciation rights, restricted stock, deferred stock, performance units, loans and/or tax offset payments. As of the Record Date, stock options to purchase 990,563 shares of Common Stock were outstanding under the Plan. In addition, as of the Record Date, stock options to purchase 157,349 shares of Common Stock have been exercised. Accordingly, 102,088 shares of Common Stock are available for future awards under the Plan.

     The purpose of the Plan is to enable the Company and any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 50% beneficial ownership interest (a "Related Company") to attract and retain qualified and competent employees and to enable such persons to participate in the long-term success and growth of the Company by giving them an equity interest in the Company, and to enable the Company to pay all or part of the compensation of the directors of the Company or a Related Company other than a director who is an officer or employee of the Company (each, an "Outside Director"), consultants and advisors with options to purchase shares of the Company's Common Stock, thereby increasing such person's proprietary interest in the Company.

     All employees of the Company or a Related Company are eligible to be granted awards under the Plan. Consultants of and advisors to the Company or a Related Company are eligible to be granted awards under the Plan if their services (such services being the "Participation Status") are of a continuing nature or otherwise contribute to the long-term success and growth of the Company. Section 15 of the Plan governs awards to be made to Outside Directors. The participants under the Plan shall be selected from time to time by the Compensation Committee (the "Committee"), in its sole discretion, from among those eligible.

     The Plan is administered by the Committee or such other committee of directors as the Board shall designate. The Committee consists of not less than two "disinterested" directors. The Committee makes all decisions or determinations by either a majority vote of its members at a meeting or by the unanimous written approval of its members. The Committee may adopt, alter or repeal any administrative rules, guidelines and practices for carrying out the purposes of the Plan, and its determination, interpretation and construction of any provision of the Plan are final and conclusive. The Committee has the right to determine, among other things, the persons to whom awards are granted, the terms and conditions of any awards granted, the number of shares of Common Stock covered by the awards, the exercise price of options and the term thereof.

     The mean of the closing bid and ask prices for the Common Stock on The Nasdaq National Market on the Record Date was $21.625 per share. Based upon such price, on the Record Date, the aggregate market value of the 990,563 shares reserved under outstanding stock options granted under the Plan was approximately $21,421,000.

STOCK OPTIONS

     The exercise price, term and exercise period of each stock option shall be fixed by the Committee at the time of grant. Notwithstanding the fixed option price, no Incentive Stock Option (as defined below) shall (i) have an option price which is less than 100% of the fair market value of the Common Stock on the date of the award of the stock option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the Plan is adopted by the Board. See "Executive Compensation-Stock Options Held at the End of Fiscal 1996" with respect to outstanding stock options granted to Named Executive Officers under the Plan.

STOCK OPTIONS FOR OUTSIDE DIRECTORS

     On June 1 of each year, each Outside Director is granted a stock option to purchase 7,000 shares of Common Stock. One tenth of such option shares vest and become exercisable on the first day of each month thereafter, provided such Outside Director remains a director on each such vesting date. Each Outside Director who is elected to the Board after June 1 of any year shall receive a stock option to purchase that number of shares as is equal to 7,000 multiplied by a fraction, the numerator of which is the number of full months between the date such person becomes an Outside Director and the following June 1, and the denominator of which is 12. Stock options granted to Outside Directors vest in equal monthly increments on the date of appointment and the first day of the month thereafter through May 1 PROVIDED such Outside Director remains a director on each such vesting date. See "Executive Compensation-Compensation of Directors" with respect to outstanding stock options granted to Outside Directors under the Plan.

     The exercise price per share of Common Stock purchasable under the stock option is equal to the fair market value of the Company's Common Stock on the date of the grant to the Outside Director. The term of the stock options are ten years, subject to earlier termination in the event of termination of service as an Outside Director for cause, and subject to the earlier or later termination in the event of the Outside Director's death, as set forth in the Plan.

STOCK APPRECIATION RIGHTS

     A stock appreciation right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Common Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares as to which the award is granted on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

RESTRICTED STOCK

     A restricted stock award shall specify the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock and the date or dates on which, or the conditions upon the satisfaction of which, the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

DEFERRED STOCK AWARDS

     A deferred stock award shall specify the number of shares of deferred stock to be awarded to any Eligible Participant and the duration of the period (the "Deferral Period") during which, and the conditions, if any, under which, receipt of the Common Stock will be deferred. The Committee may condition the award of deferred stock, or receipt of Common Stock or cash at the end of the Deferral Period, upon the attainment of specified performance goals or such other criteria as the Committee may determine.

PERFORMANCE UNITS

     Performance units expressed as an amount of cash may be granted by the Committee in such form and upon such terms and conditions as the Committee, in its discretion, may determine. Each award of a performance unit shall specify the amount and nature of the performance unit to be received by the participant subject to satisfaction of specified management objectives within a specified performance period.

LOANS

     The Committee may provide that the Company shall make, or arrange for, a loan or loans to an eligible participant with respect to the exercise of any stock option awarded under the Plan, with respect to the payment of the purchase or exercise price, if any, of any restricted stock awarded hereunder, or with respect to any taxes arising from an award hereunder; provided, however, that the Company shall not loan to an eligible participant more than the excess of the purchase or exercise price of an award (together with the amount of any taxes arising from such award) over the par value of any shares of Common Stock issued. The Committee shall have full authority to decide whether a loan will be made and to determine the amount, term and provisions of any such loan, including the interest rate, if any, to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

TAX OFFSET PAYMENTS

     The Committee may provide for a tax offset payment by the Company to the eligible participant in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to any award and receipt of the tax offset payment assuming the participant is taxed at the maximum tax rate applicable to such income. The tax offset payment may be paid in cash, Common Stock or a combination thereof, as determined by the Committee.

FEDERAL INCOME TAX EFFECTS

     The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     An optionee granted a stock option under the Plan which is not an Incentive Stock Option (a "Nonqualified Stock Option") will generally recognize, at the date of exercise, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock purchased. This taxable ordinary income may be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, assuming the Company satisfies its reporting and withholding obligation with respect to such income. To date, all options granted by the Company under the Plan have been Nonqualified Stock Options.

     If an optionee exercises a Nonqualified Stock Option by delivering other shares, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if the then fair market value is different from the optionee's tax basis. However, the optionee will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered and his or her holding period for such number of shares received will include his or her holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the Nonqualified Stock Option solely for cash.

     Incentive Stock Options are "incentive stock options" as defined in
Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an optionee who exercises an Incentive Stock Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (as defined below) of such shares if the Optionee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"). The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercises of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

     The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such option will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the Common Stock. If there is a Disqualifying Disposition in a year other than the year of exercise, the disposition will not result in an item of adjustment for such other year.

     If, subsequent to the exercise of an Incentive Stock Option, the Optionee holds the shares received upon exercise for a period that exceeds the Required Holding Period, the difference (if any) between the amount realized from the sale of such shares and their tax basis to the Optionee will be taxed as long-term capital gain or loss. If the Optionee is subject to the alternative minimum tax in the year of disposition, such Optionee's tax basis in his or her shares will be increased for purposes of determining his or her alternative minimum tax for such year by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

     In general, if, after exercising an Incentive Stock Option, an optionee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

     An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, assuming the Company satisfies its reporting and withholding obligation with respect to such income.

     Section 162(m) of the Code limits the deductibility of any compensation expense in excess of $1,000,000 to certain executive officers of companies whose securities are publicly traded. To the extent that compensation paid to certain of the Company's executive officers were to approach this $1,000,000 limit, the amount otherwise deductible by the Company upon the exercise of a Nonqualified Stock Option or upon a Disqualifying Disposition of an Incentive Stock Option could be limited by this Section.

     The information set forth above is a summary only of the federal income tax effects of Nonqualified Stock Options and Incentive Stock Options. It does not discuss the tax consequences of stock appreciation rights, restricted stock, deferred stock awards, performance units, loans, tax offset payments and election to defer awards and does not purport to be complete. In addition, such information is based upon present Federal income tax laws and thus is subject to change when laws change.

INCREASE IN ISSUABLE SHARES

     The Plan, which was previously approved by the Company's shareholders, currently authorizes the award of 1,250,000 shares of Common Stock (subject to adjustment as provided in the Plan). Such shares may consist of authorized but unissued treasury shares. The exercise of a stock appreciation right for cash or the payment of any other award in cash shall not count against this share limit.

     The Board of Directors has adopted an amendment to the Plan, subject to the approval of the Company's shareholders, whereby the total number of shares of Common Stock that may be awarded would be increased to 2,000,000 shares. The Board of Directors believes that the purposes of the Plan and the best interests of the Company will be furthered by increasing the aggregate number of shares that may be awarded. The Board of Directors wishes to ensure the continued availability of Common Stock that may be awarded to all current and future officers, directors and employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

     RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent certified public accountants, served as the Company's independent certified public accountants for Fiscal 1996. The Board of Directors has selected Arthur Andersen LLP as the Company's independent certified public accountants for the current fiscal year ending December 31, 1997. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than December 22, 1997.

                                        By Order Of The Board of Directors

                                        SCOTT LODIN, Secretary

Fort Lauderdale, Florida
April 21, 1997

                               ANDRX CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 19, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               ANDRX CORPORATION

     The undersigned hereby appoints Alan P. Cohen and Elliot F. Hahn, Ph.D., as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.001 par value per share, of Andrx Corporation (the "Company") held of record by the undersigned on April 11, 1997 at the Annual Meeting of Shareholders to be held on May 19, 1997 or any adjournment or adjournments thereof.

Proposal 1. ELECTION OF DIRECTORS

[ ] FOR ALL THE NOMINEES LISTED BELOW                     [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)  to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

Chih-Ming J. Chen, Ph.D., Irwin C. Gerson, Michael A. Schwartz, Ph.D.

_______________________________________________________________________________

Proposal 2: To approve an amendment to the Company's 1993 Stock Incentive Plan to increase the number of shares issuable under the Plan to 2,000,000 shares.

               [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

Proposal 3. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1997.

               [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1 and 2.

                              Dated: _______________________________, 1997

                              _____________________________________________
                              (Signature)
                              _____________________________________________
                              (Signature)

                              PLEASE SIGN HERE

                              Please date this proxy and sign your name exactly as it appears hereon.

                              Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

     PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.